Exhibit 99

            Symbion, Inc. Announces First Quarter Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--April 27, 2005--Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of surgery centers, announced today results for the first quarter ended March 31, 2005.
    For the first quarter ended March 31, 2005, revenues increased 20% to $62.2 million compared with $51.9 million for the first quarter ended March 31, 2004. Net income for the first quarter of 2005 was $4.4 million, or $0.20 per diluted share, compared with $2.6 million, or $0.15 per diluted share, for the first quarter of 2004. Weighted average shares for the first quarter of 2004 includes 8,280,000 shares issued February 11, 2004, related to the Company's initial public offering; whereas 8,280,000 shares were outstanding for the entire first quarter of 2005. The results for the first quarter ended March 31, 2004, included an after-tax charge of $448,000, or $0.02 per diluted share, related to a prepayment of the Company's senior subordinated notes. EBITDA less minority interests increased to $11.3 million for the first quarter of 2005 compared with $9.5 million for the first quarter of 2004. Same store net patient service revenue for the first quarter of 2005 increased 7% compared with the same period in 2004. At March 31, 2005, the Company's outstanding indebtedness was $72.9 million with a ratio of debt to total capitalization of 23%.
    Commenting on the first quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "Our excellent first quarter results position us well for a very successful 2005. We are particularly pleased with our same store revenue growth, driven by management's continued focus on organic case volume and service expansion. Overall, our first quarter performance continues to validate the strength of our business model, which incorporates a fundamental commitment to sound operating principles augmented by selective acquisitions and complementary de novo activities."
    Symbion also announced that it had completed an agreement under which the Company would develop, operate and own an interest in Cape Coral Ambulatory Surgery Center, LLC, a multi-specialty de novo center located in Cape Coral, Florida.
    The Company also confirmed its previously announced guidance for the full year of revenues in the range of $245 million to $249 million and earnings per share in the range of $0.78 to $0.80, excluding acquisitions. The Company also confirmed that it still expects same store net patient services revenue growth of 5% to 8% over the prior year and that it expects to make three to four acquisitions and add three to four de novo facilities in 2005.
    The live broadcast of Symbion's first quarter conference call will begin at 10:00 a.m. Eastern Time on April 28, 2005. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's Web site at www.symbion.com or at www.earnings.com.
    Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in 21 states. The Company's surgery centers provide non-emergency surgical procedures across many specialties.

    This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations, including health care regulations, corporate governance laws and financial reporting standards; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to laws governing the corporate practice of medicine that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in those states; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and (xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


                             SYMBION, INC.
       Unaudited Condensed Consolidated Statement of Operations
               (in thousands, except per share amounts)

                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                     2005       2004
                                                   --------  --------

Revenues                                            $62,179   $51,947
Operating expenses:
 Salaries and benefits                               16,008    13,581
 Supplies                                            11,453    10,283
 Professional and medical fees                        3,319     2,598
 Rent and lease expense                               3,830     3,157
 Other operating expenses                             4,588     4,370
                                                   --------  --------
   Cost of revenues                                  39,198    33,989
 General and administrative expense                   5,402     4,544
 Depreciation and amortization                        3,146     2,712
 Provision for doubtful accounts                        714       697
 Income on equity investments                          (284)     (121)
 Impairment and loss on disposal
  of long-lived assets                                  109        16
 Gain on sale of long-lived assets                     (241)      (80)
                                                   --------  --------
   Total operating expenses                          48,044    41,757
                                                   --------  --------
Operating income                                     14,135    10,190
 Minority interests in income
  of consolidated subsidiaries                       (5,969)   (3,420)
 Interest expense, net                               (1,034)   (2,577)
                                                   --------  --------
Income before income taxes                            7,132     4,193
Provision for income taxes                            2,746     1,614
                                                   --------  --------
Net income                                           $4,386    $2,579
                                                   ========  ========

Net income per share:
 Basic                                                $0.21     $0.16
                                                   ========  ========
 Diluted                                              $0.20     $0.15
                                                   ========  ========

Weighted average number of common shares
 outstanding and common equivalent shares:
  Basic                                              21,119    16,136
  Diluted                                            21,775    17,379


                             SYMBION, INC.
                 Condensed Consolidated Balance Sheets
                        (dollars in thousands)

                                                   March 31, Dec. 31,
                                                     2005      2004
                                                   --------  --------
                                                 (Unaudited) (Audited)
                                ASSETS

Current assets:
 Cash and cash equivalents                          $23,679   $23,276
 Accounts receivable, less allowance
  for doubtful accounts                              27,566    28,893
 Inventories                                          6,221     6,068
 Prepaid expenses and other current assets            7,358     7,246
                                                   --------  --------
   Total current assets                              64,824    65,483
Property and equipment, net of
 accumulated depreciation                            67,493    67,793
Goodwill                                            221,498   215,533
Other intangible assets, net                            875       950
Investments in and advances to affiliates            12,509    12,927
Other assets                                          2,826     3,075
                                                   --------  --------

Total assets                                       $370,025  $365,761
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                    $5,264    $5,237
 Accrued payroll and benefits                         5,933     7,985
 Other accrued expenses                               8,497     9,186
 Current maturities of long-term debt                 1,487     1,620
                                                   --------  --------
  Total current liabilities                          21,181    24,028
Long-term debt, less current maturities              71,423    69,747
Other liabilities                                    11,911    10,350
Minority interests                                   23,468    23,638
Total stockholders' equity                          242,042   237,998
                                                   --------  --------

Total liabilities and stockholders' equity         $370,025  $365,761
                                                   ========  ========


                             SYMBION, INC.
                      Supplemental Operating Data
      (dollars in thousands, except per case and per share data)

                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                     2005       2004
                                                   --------  --------
Same store statistics (1):
Cases                                                49,834    47,156
Cases percentage growth                                 5.7%      N/A
Net patient service revenue per case                 $1,135    $1,117
Net patient service revenue
 per case percentage growth                             1.6%      N/A
Number of same store surgery centers                     37       N/A

Consolidated Statistics:
Cases                                                50,413    42,880
Cases percentage growth                                17.6%      N/A
Net patient service revenue per case                 $1,171    $1,130
Net patient service revenue
 per case percentage growth                             3.6%      N/A
Number of surgery centers operated
 as of end of period (2)                                 56        44
Number of states in which the Company
 operates surgery centers                                21        19

Revenues:
Net patient service revenues                        $59,057   $48,465
Physician service revenues                            1,044     1,000
Other service revenues                                2,078     2,482
                                                   --------  --------
Total revenues                                      $62,179   $51,947
                                                   ========  ========

Cash flow information:
Net cash provided by operating activities            $6,708    $3,142
Net cash used in investing activities                (8,439)  (33,407)
Net cash provided by financing activities             2,134    32,856

Other information:
EBITDA less minority interests (3)                  $11,312    $9,482

(1) The Company defines same store facilities as those centers that the Company owned an interest in and managed throughout both of the respective periods shown. Same store facilities include centers that the Company does not consolidate for financial reporting purposes.

(2) 2005 and 2004 include nine and eight, respectively, surgery centers that the Company manages but in which it does not have an ownership interest.

(3) When the term "EBITDA" is used, it refers to operating income plus depreciation and amortization. "EBITDA less minority interests" represents the Company's portion of EBITDA, after subtracting the interests of third parties that own interests in surgery centers that the Company consolidates for financial reporting purposes. The Company's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but two of the Company's centers. The Company believes that it is preferable to present EBITDA less minority interests because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company's portion of EBITDA generated by its surgery centers and other operations.

     The Company uses EBITDA and EBITDA less minority interests as measures of liquidity. The Company has included them because it believes that they provide investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA and EBITDA less minority interests are not measurements of financial performance or liquidity under generally accepted accounting principles. They should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA and EBITDA less minority interests are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA and EBITDA less minority interests may not be comparable to similarly titled measures reported by other companies.

     The following table reconciles EBITDA and EBITDA less minority interests to net cash provided by operating activities:

                                                   Three Months Ended
     (in thousands)                                     March 31,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
     EBITDA                                         $17,281   $12,902
      Minority interests in income of
       consolidated subsidiaries                     (5,969)   (3,420)
                                                   --------  --------
     EBITDA less minority interests                  11,312     9,482
      Depreciation and amortization                  (3,146)   (2,712)
      Interest expense, net                          (1,034)   (2,577)
      Income taxes                                   (2,746)   (1,614)
                                                   --------  --------
      Net income                                      4,386     2,579
      Depreciation and amortization                   3,146     2,712
      Impairment and loss on disposal
       of long-lived assets                             109        16
      Gain on sale of long-lived assets                (241)      (80)
      Minority interests in income
       of consolidated subsidiaries                   5,969     3,420
      Income taxes                                    2,746     1,614
      Distributions to minority partners             (4,734)   (3,004)
      Income on equity investments                     (284)     (121)
      Provision for doubtful accounts                   714       697
      Changes in operating assets and
       liabilities, net of effects of
       acquisitions and dispositions:
         Accounts receivable                           (415)     (331)
         Other assets and liabilities                (4,688)   (4,360)
                                                   --------  --------
     Net cash provided by operating activities       $6,708    $3,142
                                                   ========  ========

    CONTACT: Symbion, Inc.
             Kenneth C. Mitchell, 615-234-5904